The Chefs’ Warehouse Announces Preliminary Fiscal Year 2026 Guidance

Company to Participate in Fireside Chat at ICR Conference on January 13

RIDGEFIELD, CT, January 12, 2026 – The Chefs’ Warehouse, Inc. (NASDAQ: CHEF) (the “Company” or “Chefs’”), a premier distributor of specialty food products in the United States, the Middle East and Canada, today announced its preliminary outlook for fiscal year 2026.

Following a strong fourth quarter of 2025 and based on current trends in the business, the Company is providing the following financial guidance for fiscal year 2026:

•	Net sales in the range of $4.35 billion and $4.45 billion;
•	Gross profit to be between $1.053 billion and $1.076 billion; and
•	Adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”), a non-GAAP measure, to be between $276 million and $286 million.

The Company’s full year diluted share count is forecasted to be between 46.0 and 46.7 million shares and assumes no future share repurchases. The Company expects its senior convertible notes due in 2028 to be dilutive for the full year and accordingly, has included in the forecasted fully diluted share count approximately 6.5 million shares that could be issued upon conversion of the notes.

The Company will participate in a fireside chat at the ICR Conference in Orlando, FL on Tuesday, January 13, 2026. The fireside chat will begin at 11:30 a.m. ET. Investors and interested parties may listen to a webcast of the fireside chat by visiting the Company’s investor relations website at http://investors.chefswarehouse.com/.

Non-GAAP Financial Measures

We present forecasted EBITDA and adjusted EBITDA ranges for fiscal 2026, which are not measurements determined in accordance with the U.S. Generally Accepted Accounting Principles (“GAAP”), because we believe these measures provide additional metrics to evaluate our forecasted results and which we believe, when considered with both our forecasted GAAP results and the reconciliation to forecasted net income, provide a more complete understanding of our business than could be obtained absent this disclosure. We use EBITDA and adjusted EBITDA, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our core operating performance. The use of EBITDA and adjusted EBITDA as performance measures permits a comparative assessment of our operating performance relative to our GAAP performance while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies.

Other companies may calculate these non-GAAP financial measures differently, and therefore our measures may not be comparable to similarly titled measures of other companies. These non-GAAP financial measures should only be used as supplemental measures of our operating performance.

Please see the schedule accompanying this release for a reconciliation of forecasted EBITDA and adjusted EBITDA to these measures’ most directly comparable GAAP measure.

Forward-Looking Statements

Statements in this press release regarding the Company’s business that are not historical facts are “forward-looking statements” that involve risks and uncertainties and are based on current expectations and management estimates; actual results may differ materially. The risks and uncertainties which could impact these statements include, but are not limited to the following: our success depends to a significant extent upon general economic conditions, including disposable income levels and changes in consumer discretionary spending; the relatively low margins of our business, which are sensitive to inflationary and deflationary pressures and intense competition; changes in our credit profile and any effect they may have on our relationships with suppliers; the effects of rising costs for and/or decreases in supply of commodities, ingredients, packaging, other raw materials, distribution and labor; price reductions by our manufacturers of products that we sell which could cause the value of our inventory to decline or our customers to demand lower sales prices; fuel cost volatility and its impact on distribution, packaging and energy costs; our continued ability to promote our brand successfully, to anticipate and respond to new customer demands, and to develop new products and markets to compete effectively; our ability and the ability of our supply chain partners to continue to operate distribution centers and other work locations without material disruption, and to procure ingredients, packaging and other raw materials when needed despite disruptions in the supply chain or labor shortages; risks associated with the expansion of our business; our possible inability to identify new acquisitions or to integrate recent or future acquisitions, or our failure to realize anticipated revenue enhancements, cost savings or other synergies from recent or future acquisitions; other factors that affect the food industry generally, including: recalls if products become adulterated or misbranded, liability if product consumption causes injury, ingredient disclosure and labeling laws and regulations and the possibility that customers could lose confidence in the safety and quality of certain food products; new information or attitudes regarding diet and health or adverse opinions about the health effects of the products we distribute; dependence on independent certifications for products; changes in disposable income levels and consumer purchasing habits; competitors’ pricing practices and promotional spending levels; fluctuations in the level of our customers’ inventories and credit and other related business risks; and the risks associated with third-party suppliers, including the risk that any failure by one or more of our third-party suppliers to comply with food safety or other laws and regulations may disrupt our supply of raw materials or certain products or injure our reputation; our ability to recruit and retain senior management and a highly skilled and diverse workforce; unanticipated expenses, including, without limitation, litigation or legal settlement expenses, adverse judgments, or impairment charges; the cost and adequacy of our insurance policies; the impact and effects of public health crises, pandemics and epidemics and the adverse impact thereof on our business, financial condition, and results of operations; economic and other developments, or events, including adverse weather conditions, in the culinary markets in which we operate; information technology system failures, cybersecurity incidents, or other disruptions to our use of technology and networks; our ability to realize the benefits we anticipate from investments in information technology; our ability to protect our intellectual property; significant governmental regulation and any potential failure to comply with such regulations;

changing rules, public disclosure regulations and stakeholder expectations on ESG-related matters; federal, state, provincial and local tax rules in the United States and the foreign countries in which we operate, including tax reform and legislation; climate change, or the legal, regulatory or market measures being implemented to address climate change; the concentration of ownership among our existing executive officers, directors and their affiliates which may prevent new investors from influencing significant corporate decisions; risks relating to our substantial indebtedness; our ability to raise additional capital and/or obtain debt or other financing, on commercially reasonable terms or at all; our ability to meet future cash requirements, including the ability to access financial markets effectively and maintain sufficient liquidity; the effects of currency movements in the jurisdictions in which we operate as compared to the U.S. dollar; and the effects of international trade disputes, tariffs, quotas and other import or export restrictions on our international procurement, sales and operations. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. A more detailed description of these and other risk factors is contained in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 25, 2025 and other reports filed by the Company with the SEC since that date. The Company is not undertaking to update any information until required by applicable laws. Any projections of future results of operations are based on a number of assumptions, many of which are outside the Company’s control and should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. The Company may from time to time update these publicly announced projections, but it is not obligated to do so.

About The Chefs’ Warehouse

The Chefs’ Warehouse, Inc. (http://www.chefswarehouse.com) is a premier distributor of specialty food products in the United States, the Middle East and Canada focused on serving the specific needs of chefs who own and/or operate some of the nation’s leading menu-driven independent restaurants, fine dining establishments, country clubs, hotels, caterers, culinary schools, bakeries, patisseries, chocolateries, cruise lines, casinos and specialty food stores. The Chefs’ Warehouse, Inc. carries and distributes more than 88,000 products to more than 50,000 customer locations throughout the United States, the Middle East and Canada.

Contact:

Investor Relations

Jim Leddy, CFO, (718) 684-8415

THE CHEFS’ WAREHOUSE, INC.

RECONCILIATION OF ADJUSTED EBITDA GUIDANCE FOR FISCAL 2026

(unaudited - in millions)	Low-End Guidance	High-End Guidance
Net Income:	$ 88.0	$ 92.0
Provision for income tax expense	34.0	36.0
Depreciation and amortization	85.0	87.0
Interest expense	41.0	42.0
EBITDA (1)	248.0	257.0
Adjustments:
Stock compensation (2)	23.5	24.0
Duplicate rent (3)	3.5	3.5
Other operating expenses (4)	1.0	1.5

Adjusted EBITDA (1)	$ 276.0	$ 286.0

  See the “Non-GAAP Financial Measures” section of the press release.

  Represents non-cash stock compensation expense associated with awards of restricted shares of our common stock and stock options to our key employees and our independent directors.

  Represents rent and occupancy costs expected to be incurred in connection with our facility consolidations while we are unable to use those facilities.

  Represents non-cash changes in the fair value of contingent earn-out liabilities related to our acquisitions, non-cash charges related to asset disposals, asset impairments, including intangible asset impairment charges, certain third-party deal costs incurred in connection with our acquisitions or financing arrangements, moving expenses for the consolidation and expansion of several of our distribution facilities and certain other costs.